UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 11, 2010

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission	75-2880496
(State or other jurisdiction	File No.: 001-33182	(IRS Employer
of incorporation or organization)		Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006
(Address of principal executive offices and Zip Code)

(214) 390-1831 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Heelys, Inc. (the “Company”), approved a bonus for Mr. John W. O’Neil, the Company’s Vice President of International Sales, for fiscal 2009 in an amount equal to $60,000, which is in excess of the 25% annual bonus ceiling contemplated by the Executive Employment Agreement dated as of October 28, 2008 (the “Employment Agreement”) between Mr. O’Neal and Heeling Sports Limited, a subsidiary of the Company.  The Compensation Committee determined that the 25% annual bonus ceiling set forth in the Employment Agreement was below market for an executive performing duties similar to those of Mr. O’Neil.

In addition, on February 18, 2010 (but effective as of March 1, 2010), Mr. O’Neil and Heeling Sports Limited entered into a First Amendment to Executive Employment Agreement (the “Amendment”).   The Amendment increases Mr. O’Neil’s base salary from $145,000 to $175,000 and, consistent with the Compensation Committee’s determination described above, raises the amount of the annual bonus to which Mr. O’Neil is eligible from up to 25% of his base salary to up to 40% of his base salary.

The Employment Agreement is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 31, 2008, the terms of which are incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Executive Employment Agreement dated February 18, 2010 (to be effective as of March 1, 2010) by and between John W. O’Neil and Heeling Sports Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: February 18, 2010	By:	/s/ Lisa K. Peterson
Lisa K. Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Executive Employment Agreement dated February 18, 2010 (to be effective as of March 1, 2010) by and between John W. O’Neil and Heeling Sports Limited